As filed with the Securities and Exchange Commission on February 6, 2004

No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHURCH & DWIGHT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4996950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, NJ	08543-5297
(Address of Principal Executive Offices)	(Zip Code)

CHURCH & DWIGHT CO., INC. PROFIT SHARING PLAN

(Full title of the plan)

Susan E. Goldy, Esq.

Vice President, General Counsel and Secretary

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, NJ 08543-5297

(609) 683-5900

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Andrew Graw, Esq.

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $1.00 per share (3)	5,000,000 shares	$40.69	$203,450,000	$25,778

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Pursuant to Rule 457, the proposed maximum offering price per share is estimated for the purpose of computing the amount of the registration fee and is based upon the average of the high and low sales prices of the Common Stock of the Registrant reported on the New York Stock Exchange on February 3, 2004.

(3)	Associated with each share of Common Stock is the right to purchase one one-hundredth of a share of the Registrant’s preferred stock pursuant to a rights agreement. Preferred stock purchase rights do not carry a separate price and no additional filing fee is required.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by Church & Dwight Co., Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission, are hereby incorporated by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b) Definitive Proxy Statement filed on April 1, 2003;

(c) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2003, June 27, 2003 and September 26, 2003;

(d) Current Reports on Form 8-K dated January 16, 2003, February 10, 2003, August 5, 2003, September 19, 2003 and October 20, 2003, as amended;

(e) The description of the Company’s Common Stock set forth in a Current Report on Form 8-K, filed with the SEC on September 19, 2003, including any amendments or reports filed for the purpose of updating this information; and

(f) The description of our Preferred Stock Purchase Rights set forth in our Registration Statement on Form 8-A, filed with the SEC on August 31, 1999, including any amendments or reports filed for the purpose of updating this information.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Article Seventh of the Registrant’s Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of the Registrant to the maximum extent permitted by the Delaware General Corporation Law.

Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the Registrant or, if serving in such capacity at the request of the Registrant, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. The Registrant’s Restated Certificate of Incorporation permits it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the GCL. Article Seventh of the Registrant’s Restated Certificate of Incorporation authorizes the purchase of such insurance, and the Registrant has purchased directors and officers liability insurance. A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Registrant’s Restated Certificate of Incorporation includes such a provision.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

4.1 Registrant’s Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2003.

4.2 Registrant’s By-laws are incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 19, 2003.

5.1 Opinion of counsel regarding legality of Registrant’s Common Stock is omitted pursuant to Item 8(a) of Form S-8 as no original issuance securities will be issued in connection with the plan to which this Form S-8 relates. The Registrant undertakes that it will submit or has submitted its Profit Sharing Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such Profit Sharing Plan.

23.1 Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey on the 5th day of February, 2004.

CHURCH & DWIGHT CO., INC.

By:	/s/ ROBERT A. DAVIES, III

Robert A. Davies, III Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert A. Davies, III, Zvi Eiref, and Susan E. Goldy, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ROBERT A. DAVIES, III Robert A. Davies, III	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2004

/s/ ZVI EIREF Zvi Eiref	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	February 5, 2004

/s/ GARY P. HALKER Gary P. Halker	Vice President, Finance and Treasurer (Principal Accounting Officer)	February 5, 2004

/s/ ROBERT H. BEEBY Robert H. Beeby	Director	February 5, 2004

/s/ ROSINA B. DIXON Rosina B. Dixon	Director	February 5, 2004

/s/ J. RICHARD LEAMAN, JR. J. Richard Leaman, Jr.	Director	February 5, 2004

/s/ ROBERT D. LEBLANC Robert D. LeBlanc	Director	February 5, 2004

/s/ JOHN D. LEGGETT III John D. Leggett III	Director	February 5, 2004

/s/ JOHN F. MAYPOLE John F. Maypole	Director	February 5, 2004

/s/ ROBERT A. MCCABE Robert A. McCabe	Director	February 5, 2004

/s/ DWIGHT C. MINTON Dwight C. Minton	Director	February 5, 2004

/s/ LIONEL L. NOWELL III Lionel L. Nowell III	Director	February 5, 2004

/s/ BURTON B. STANIAR Burton B. Staniar	Director	February 5, 2004

/s/ JOHN O. WHITNEY John O. Whitney	Director	February 5, 2004

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on the plan’s behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey on the 5th day of February,     2004.

CHURCH & DWIGHT CO., INC. PROFIT SHARING PLAN

By:	/s/ Zyi Eiref

Zyi Eiref, Trustee

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2003.

4.2	Registrant’s By-laws are incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 19, 2003.

5.1	Opinion of counsel regarding legality of Registrant’s Common Stock is omitted pursuant to Item 8(a) of Form S-8 as no original issuance securities will be issued in connection with the plan to which this Form S-8 relates. The Registrant undertakes that it will submit or has submitted its Profit Sharing Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such Profit Sharing Plan.

23.1	Consent of Deloitte Touche LLP.

24.1	Power of Attorney (included on signature page).